SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 26, 2006

Agere Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-16397 (Commission File Number)	22-3746606 (IRS Employer Identification No.)

1110 American Parkway NE Allentown, Pennsylvania (Address of principal executive offices)	18109 (Zip Code)

(610) 712-1000 (Registrant's Telephone Number)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

      / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

      / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

      / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01. Regulation FD Disclosure.

As of April 26, 2006, Agere Systems has completed the stock repurchase program announced on October 26, 2005. As part of this program, Agere has repurchased common stock for an aggregate purchase price of approximately $200 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AGERE SYSTEMS INC.

Date:  April 27, 2006               By:   /s/ Peter Kelly
                                    Name:  Peter Kelly
                                    Title: Executive Vice President and

                                           Chief Financial Officer